Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Second Quarter 2006 Financial Results

TULSA, Oklahoma, August 14, 2006 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) (the “Partnership”) today reported net income for the quarter ended June 30, 2006 (“2006 Quarter”) of $20.4 million, an increase of 6.1% over net income of $19.2 million for the quarter ended June 30, 2005 (“2005 Quarter”). Basic and diluted net income per limited partner unit for the 2006 Quarter decreased to $0.37 per unit, compared to $0.41 per limited partner unit for the 2005 Quarter, as a result of an increase in the number of common units outstanding due to the issuance of 12,500,000 common units on May 9, 2006 in conjunction with the Partnership’s initial public offering.

For the six months ended June 30, 2006, the Partnership reported net income of $43.3 million, or $0.85 per limited partner unit, compared to $36.9 million, or $0.78 of basic and diluted net income per limited partner unit, for the corresponding 2005 period.

On July 31, 2006, the Board of Directors of the managing general partner of Alliance Resource Partners, L.P. (NASDAQ: ARLP) declared a quarterly cash distribution for the 2006 Quarter of $0.50 per unit, or $2.00 per unit on an annualized basis, which distribution will be paid on August 14, 2006 to all ARLP unitholders of record as of the close of trading on August 7, 2006. (See ARLP Press Release dated July 31, 2006.) Based on this distribution declaration, the Partnership expects to receive quarterly cash distributions from ARLP of $13.5 million, or $54.1 million on an annualized basis.

Based on the distributions the Partnership will receive from its ownership interests in ARLP, the Board of Directors of its general partner declared a quarterly cash distribution for the 2006 Quarter of $0.215 per unit, or an annualized rate of $0.86 per unit. (See AHGP Press Release dated July 31, 2006.)

“Our underlying assets generated solid results for the second quarter and set operating and financial records during the first half of 2006,” said Joseph W. Craft, III, President and Chief Executive Officer. “As a result of this strong performance and our confidence in the future growth potential of ARLP, we are pleased to increase the initial distribution to our unitholders by 16.2% over the expected distribution reflected in our Prospectus.”

The distribution for the 2006 Quarter will be paid on August 18, 2006, to the Partnership’s unitholders of record as of the close of trading on August 11, 2006. As described in the Prospectus, the initial quarterly cash distribution will be prorated for the portion of the quarter beginning on May 10, 2006, the first date of public trading in the Partnership’s units. The amount of prorated distribution for this 52-day period is $0.12285 per unit.

-MORE-

The Partnership reports its financial results on a consolidated basis with the financial results of ARLP. The difference in the Partnership’s consolidated net income and that of ARLP is primarily attributable to non-controlling interest in consolidated ARLP net income resulting from the allocation of a significant portion of the Partnership’s consolidated earnings to the limited partners of ARLP.

The Partnership currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP, and the Partnership’s principal sources of cash flow are its ownership of general and limited partner interests and incentive distribution rights in ARLP. The Partnership’s primary cash requirements are for general and administrative expenses, working capital requirements, and distributions to its unitholders. At June 30, 2006, the Partnership had $500,000 outstanding under its revolving credit facility.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

Alliance Holdings GP, L.P. is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P., through which it holds a 1.98% general partner interest and the incentive distribution rights in Alliance Resource Partners, L.P. In addition, Alliance Holdings GP, L.P. owns 15,550,628 common units of Alliance Resource Partners, L.P.

Partnership news, unit prices and additional information about Alliance Holdings GP, L.P. including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of Alliance Holdings GP, L.P. at 918-295-7674 or via e-mail at investorrelations@ahgp.com.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from Alliance Resource Partners, L.P. (“ARLP”); the risks to the business of ARLP include: fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; if the direct or indirect benefit to ARLP from certain state and federal tax credits, including non-conventional source fuel tax credits is materially reduced, it could negatively impact ARLP’s results of operations and reduce ARLP’s cash available for distribution; from time to time, conditions in the coal industry may make it difficult for ARLP to extend existing or enter into new long-term contracts, which could materially adversely affect the stability and profitability of ARLP’s operations.

Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

-MORE-

ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Tons sold	5,570	5,757	11,672	11,388
Tons produced	5,802	5,642	12,050	11,371

SALES AND OPERATING REVENUES:
Coal sales	$205,513	$192,127	$423,725	$370,973
Transportation revenues	8,956	8,384	18,990	18,007
Other sales and operating revenues	6,770	8,205	16,844	15,363

Total revenues	221,239	208,716	459,559	404,343

EXPENSES:
Operating expenses	140,877	128,126	292,887	247,518
Transportation expenses	8,956	8,384	18,990	18,007
Outside purchases	4,705	3,392	8,231	7,509
General and administrative	7,333	10,547	14,491	16,255
Depreciation, depletion and amortization	16,290	13,398	31,015	27,029

Total operating expenses	178,161	163,847	365,614	316,318

INCOME FROM OPERATIONS	43,078	44,869	93,945	88,025
INTEREST EXPENSE	(3,443)	(3,953)	(6,592)	(7,900)
INTEREST INCOME	909	583	1,816	1,056
OTHER INCOME	191	119	462	224

INCOME BEFORE INCOME TAXES, CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	40,735	41,618	89,631	81,405
INCOME TAX EXPENSE	634	828	1,876	1,538

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	40,101	40,790	87,755	79,867
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	—	—	112	—
MINORITY INTEREST	43	—	43	—

INCOME BEFORE NON-CONTROLLING INTEREST	$40,144	$40,790	$87,910	$79,867

AFFILIATE NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP’S NET INCOME	(7)	(8)	(16)	(16)

NON-AFFILIATE NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP’S NET INCOME	(19,748)	(21,571)	(44,623)	(42,928)

NET INCOME	$20,389	$19,211	$43,271	$36,923

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.37	$0.41	$0.85	$0.78

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	54,505,857	47,363,000	50,954,160	47,363,000

-END-